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                                                                      EXHIBIT 11


                               AHL SERVICES, INC.

                        COMPUTATION OF EARNINGS PER SHARE
                      (IN THOUSANDS, EXCEPT PER-SHARE DATA)
                                   (UNAUDITED)

                                                                                     THREE MONTHS ENDED
                                                                                          MARCH 31,
                                                                                --------------------------
                                                                                    1998           1997
                                                                                -----------     ----------
Income Applicable to Common Stock
     Net income                                                                 $     1,824      $     651
                                                                                ===========      =========

Weighted Average Shares
     Common shares                                                                   13,605          8,492
     Common share equivalents applicable to
         stock options and warrants outstanding                                         502            181
                                                                                -----------      ---------
     Weighted average common and common
         equivalent shares outstanding during
         the period                                                                  14,107          8,673
                                                                                ===========      =========

Per Share Amount
     Basic                                                                      $      0.13      $    0.08
                                                                                ===========      =========
     Diluted                                                                    $      0.13      $    0.08
                                                                                ===========      =========